News media contact:	Investor contact:
Jessica Roy	Steve Elder
Wright Express	Wright Express
207.523.6763	207.523.7769
Jessica_Roy@wrightexpress.com	Steve_Elder@wrightexpress.com
Wright Express Reports First-Quarter Results
Total Fuel Transactions Rise 11 Percent; Average Number of Vehicles Serviced Increases 10 Percent; Payment Processing Transactions Grow 16 Percent
SOUTH PORTLAND, MAINE — May 3, 2006 — Wright Express Corporation (NYSE: WXS), a leading provider of payment processing and information management services to the U.S. commercial and government fleet industry, today reported financial results for the quarter ended March 31, 2006.
Total revenue for the first quarter of 2006 increased 24 percent to $64.6 million from $52.2 million for the first quarter of 2005. Net income to common shareholders on a GAAP basis for the first quarter of 2006 was $11.4 million, or $0.28 per diluted share, compared with a net loss of $18.5 million, or $0.46 per share, for the comparable quarter last year. On a non-GAAP basis, the Company’s adjusted net income for the first quarter of 2006 increased to $12.3 million, or $0.30 per diluted share, from $11.3 million, or $0.28 per diluted share, for the year-earlier period.
Wright Express uses fuel-price derivative instruments to mitigate financial risks associated with the variability in fuel prices. For the first quarter of 2006, the Company’s GAAP financial results include an unrealized $1.4 million pre-tax, non-cash, mark-to-market loss on these instruments. For the first quarter of 2005, the unrealized pre-tax, non-cash, mark-to-market loss was $34.4 million. Exhibit 1 reconciles adjusted net income for the first quarters of 2006 and 2005, which has not been determined in accordance with GAAP, to net income as determined in accordance with GAAP.
Management uses the non-GAAP measures presented within this news release to evaluate the Company’s performance on a comparable basis, to eliminate the volatility associated with its derivative instruments and to measure the amount of cash that is available for making scheduled payments on the Company’s financing debt and discretionary purposes. Management believes that investors may find these measures useful for the same purposes, but cautions that they should not be considered a substitute for disclosure in accordance with GAAP.
First-Quarter 2006 Performance Metrics
•	Average number of vehicles serviced increased 10 percent from the first quarter of 2005 to approximately 4.3 million.

•	Total fuel transactions processed increased 11 percent from the first quarter of 2005 to 58.1 million. Payment processing transactions increased 16 percent to 43.5 million, and transaction processing transactions decreased 3 percent to 14.6 million.

•	Average expenditure per payment processing transaction grew to $48.63, an increase of 25 percent from the same period last year.

•	Average retail fuel price increased 22 percent to $2.41 per gallon, from $1.97 per gallon for the first quarter a year ago.

•	Total MasterCard purchase volume grew to $269.4 million, an increase of 5 percent from the comparable period a year ago.

•	Wright Express paid $6.5 million in principal on its financing debt during the first quarter of 2006.
Management Comments
“The first quarter was a strong start to our second year as a public company,” said Michael Dubyak, president and chief executive officer. “It was another quarter of growing demand for our fleet card solutions. Our front-end sales and marketing engine performed well in translating this demand into a pipeline of new business, and in converting these prospects into customers. As a result, we continued to generate double-digit growth in the number of transactions we processed and vehicles we serviced.”
“As our business expanded, we continued to improve the Company’s productivity in the first quarter” Dubyak said. “Our derivatives strategy continued to successfully mitigate our exposure to the variability in fuel prices, we paid down another $6.5 million of financing debt, and our revenue and adjusted net income for the first quarter met the high end of our guidance.”
“We expect to continue leveraging our service excellence to capitalize on our market potential and drive organic growth for Wright Express,” said Dubyak. “The Company’s size, geographic spread, depth of experience and technical capabilities, put us in a position to provide our customers with a wide range of high-quality fleet card solutions. Given the ongoing transition across the economy from cash to electronic commerce, we see enormous potential remaining to be tapped in our core business. At the same time, it is our practice to be looking at the marketplace for potential alliances or acquisitions that can accelerate our growth and/or enhance our strategic position. The Company continues to fire on all cylinders, operationally and financially, and we are looking forward to another strong year of results in 2006.”
Financial Guidance
Wright Express Corporation is issuing financial guidance for the second quarter of 2006, as well as the full year. The Company’s guidance excludes the impact of non-cash, mark-to-market adjustments on the Company’s fuel-price-related derivative instruments. The fuel prices referenced below are based on the applicable NYMEX futures price:
•	For the second quarter of 2006, revenue in the range of $71 million to $76 million. This is based on an assumed average retail fuel price of $2.80 per gallon.

•	Second-quarter 2006 net income before unrealized gain or loss on derivative contracts in the range of $13 million to $14 million, or $0.32 to $0.35 per diluted share, based on approximately 41 million shares outstanding.

•	For the full year 2006, revenue in the range of $280 million to $290 million. This is based on an assumed average retail fuel price of $2.65 per gallon.

•	For the full year 2006, net income before unrealized gain or loss on derivative contracts in the range of $54 million to $56 million, or $1.32 to $1.38 per diluted share, based on approximately 41 million shares outstanding.
Conference Call Details
In conjunction with this announcement, Wright Express will host a conference call today at 5:00 p.m. (ET) to discuss the Company’s financial results, first-quarter operations and business outlook. To access this call by telephone, dial (866) 323-7218 or (706) 643-0228 (Conference ID: 7457037). A live webcast of this conference call will be available at the “Investor Relations” section of the Company’s website (www.wrightexpress.com). A replay of the webcast will be available on the website for approximately three months.
About Wright Express
Wright Express is a leading provider of payment processing and information management services to the U.S. commercial and government vehicle fleet industry. Wright Express provides these services for approximately 295,000 commercial and government fleets containing 4.3 million vehicles. Wright Express markets these services directly as well as through more than 95 strategic relationships, and offers a MasterCard-branded corporate card. The Company employs more than 650 people and maintains its headquarters in South Portland, Maine. For more information about Wright Express, please visit www.wrightexpress.com.
This press release contains forward-looking statements, including statements regarding Wright Express Corporation’s: expectation to continue leveraging its service to capitalize on market potential and drive organic growth; plan to provide customers with a wide range of high-quality fleet card solutions; expectation of potential remaining in its core business; intention to explore further opportunities to accelerate growth through potential alliances or acquisitions; and assessment of its operational and financial performance; and expectations and guidance for 2006 results.
These forward-looking statements include a number of risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: volatility in fuel prices; second-quarter and full-year 2006 fueling patterns; the effect of the Company’s fuel-price-related derivative instruments; effects of competition; the potential loss of key strategic relationships; decreased demand for fuel and other vehicle products and services and the effects of general economic conditions on the commercial activity of fleets; the Company’s ability to rapidly implement new technology and systems; potential corporate transactions including alliances, mergers, acquisitions and divestitures; changes in interest rates and the other risks and uncertainties included from time to time in the

Company’s filings with the Securities and Exchange Commission, including the annual report on Form 10-K filed on March 15, 2006, and the Company’s other periodic and current reports. Wright Express Corporation undertakes no obligation to update these forward-looking statements at any future date or dates.
Condensed Financial Statements and Supplemental Exhibits Follow ...

WRIGHT EXPRESS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended
	March 31,
	2006	2005

Revenues
Payment processing revenue	$46,956	$34,809
Transaction processing revenue	4,210	4,107
Account servicing revenue	5,915	5,619
Finance fees	5,238	3,195
Other	2,319	4,472

Total revenues	64,638	52,202

Expenses
Salary and other personnel	14,354	18,717
Service fees	3,040	3,542
Provision for credit losses	3,918	2,937
Technology leasing and support	1,863	2,077
Occupancy and equipment	1,592	1,442
Depreciation and amortization	2,514	1,972
Operating interest expense	4,607	2,261
Other	3,843	3,919

Total operating expenses	35,731	36,867

Operating income	28,907	15,335

Financing interest expense	(3,728)	(1,386)
Net realized and unrealized losses on derivative instruments	(7,478)	(44,202)

Income (loss) before income taxes	17,701	(30,253)
Provision (benefit) for income taxes	6,351	(11,780)

Net income (loss)	11,350	(18,473)

Change in net unrealized loss on available-for-sale securities, net of tax effect of $(41) in 2006 and $(30) in 2005	(63)	(55)
Change in net unrealized gain on interest rate swaps, net of tax effect of $86 in 2006	68	—

Comprehensive income (loss)	$11,355	$(18,528)

Earnings (loss) per share:
Basic	$0.28	$(0.46)
Diluted	$0.28	$(0.46)

Weighted average common shares outstanding:
Basic	40,245	40,185
Diluted	40,983	40,185

WRIGHT EXPRESS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31,	December 31,
	2006	2005
	(unaudited)

Assets
Cash and cash equivalents	$19,109	$44,994
Accounts receivable (less reserve for credit losses of $5,380 in 2006 and $4,627 in 2005)	726,826	652,132
Available-for-sale securities	6,184	20,878
Property, equipment and capitalized software, net	38,679	38,543
Deferred income taxes, net	507,417	513,018
Intangible assets, net	2,421	2,421
Goodwill	135,047	135,047
Other assets	13,106	13,388

Total assets	$1,448,789	$1,420,421

Liabilities and Stockholders’ Equity
Accounts payable	$323,698	$254,381
Accrued expenses	17,438	22,197
Deposits	284,355	338,251
Borrowed federal funds	48,704	39,027
Revolving line-of-credit facility	52,000	53,000
Term loan, net	162,213	167,508
Derivative instruments, at fair value	38,136	36,710
Other liabilities	1,204	331
Amounts due to Cendant under tax receivable agreement	424,277	424,277
Preferred stock; 10,000 shares authorized:
Series A non-voting convertible preferred stock; 0.1 shares authorized, issued and outstanding	10,000	10,000

Total liabilities	1,362,025	1,345,682

Commitments and contingencies

Stockholders’ Equity
Common stock $0.01 par value; 175,000 shares authorized; 40,299 shares issued and outstanding as of March 31, 2006, 40,210 issued and outstanding as of December 31, 2005	403	402
Additional paid-in capital	55,689	55,020
Retained earnings	30,003	18,653
Other comprehensive income (loss), net of tax:
Net unrealized gain on interest rate swaps	816	748
Net unrealized loss on available-for-sale securities	(147)	(84)

Accumulated other comprehensive income	669	664

Total stockholders’ equity	86,764	74,739

Total liabilities and stockholders’ equity	$1,448,789	$1,420,421

WRIGHT EXPRESS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended
	March 31,
	2006	2005

Cash flows from operating activities
Net income (loss)	$11,350	$(18,473)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Net unrealized loss on derivative instruments	1,426	34,374
Stock-based compensation	707	5,677
Depreciation and amortization	2,804	2,016
Deferred taxes	5,556	(5,860)
Provision for credit losses	3,918	2,937
Loss on disposal of property and equipment	5	5
Changes in operating assets and liabilities:
Accounts receivable	(78,612)	(73,119)
Other assets	351	(1,907)
Accounts payable	69,317	47,061
Accrued expenses	(4,759)	(394)
Other liabilities	873	23
Due to/from related parties	—	45,051

Net cash provided by operating activities	12,936	37,391
Cash flows from investing activities
Purchases of property and equipment	(2,655)	(2,727)
Purchases of available-for-sale securities	(33)	(1,091)
Maturities of available-for-sale securities	14,623	19

Net cash provided by (used in) investing activities	11,935	(3,799)
Cash flows from financing activities
Dividends paid	—	(305,887)
Excess tax benefits of equity instrument share-based payment arrangements	162	—
Payments in lieu of issuing shares of common stock	(682)	—
Proceeds from stock option exercises	483	—
Net (decrease) increase in deposits	(53,896)	23,066
Net increase (decrease) in borrowed federal funds	9,677	(6,728)
Net (repayments) borrowings on revolving line of credit	(1,000)	50,000
Loan origination fees paid for revolving line of credit	—	(1,704)
Borrowings on term loan, net of loan origination fees of $2,884	—	217,116
Repayments on term loan	(5,500)	(20,000)

Net cash used in financing activities	(50,756)	(44,137)

Net change in cash and cash equivalents	(25,885)	(10,545)
Cash and cash equivalents, beginning of period	44,994	31,806

Cash and cash equivalents, end of period	$19,109	$21,261

WRIGHT EXPRESS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in thousands)
(unaudited)

	Three months ended
	March 31,
	2006	2005

Supplemental cash flow information:
Interest paid	$8,584	$2,674
Income taxes paid	$380	$—
In April of 2006, we paid Cendant $4,700 in accordance with the terms of our Tax Receivable Agreement. During the three months ended March 31, 2005 the following non-cash transactions occurred:
•	The tax basis of our assets increased creating an initial deferred tax asset of $488,719 based upon our estimated tax rate at March 31, 2005. We entered into a Tax Receivable Agreement with our former parent company, which provides that we will make total payments estimated at $415,411 as of March 31, 2005. The difference between the initial asset recorded and the initial liability payable to our former parent company was recorded as $73,308 of stockholders’ equity.

•	We issued 40,000 shares of common stock upon the completion of our initial public offering and as part of the conversion from a Delaware limited liability company to a Delaware corporation. We did not receive any proceeds from this offering as our former parent company received all common stock proceeds from the offering concurrent with their sale of 100 percent of their interest in us.

•	We issued 0.1 shares of preferred stock as part of the conversion from a Delaware limited liability company to a Delaware corporation. We did not receive any proceeds from this offering as our former parent company received all preferred stock proceeds from this conversion.

Exhibit 1
Wright Express Corporation
Reconciliation of Adjusted Net Income to GAAP Net Income
First Quarter 2006 and 2005
(in thousands)
(unaudited)

	Three months ended	Three months ended
	March 31, 2006	March 31, 2005

Adjusted net income	$12,266	$11,342
Non-cash, mark-to-market adjustments on derivative instruments	(1,426)	(34,374)
Termination of derivative instruments	—	(8,450)
Conversion of restricted stock units
and stock options	—	(5,723)
Tax impact	510	18,732

GAAP net income	$11,350	$(18,473)

Although adjusted net income is not calculated in accordance with generally accepted accounting principles (GAAP), this measure is integral to the Company’s reporting and planning processes. The Company considers this measure integral because it eliminates the non-cash volatility associated with the derivative instruments. Specifically, in addition to evaluating the Company’s performance on a GAAP basis, management evaluates the Company’s performance on a basis that excludes the above items because:
•	Exclusion of the non-cash, mark-to-market adjustments on derivative instruments helps management identify and assess trends in the Company’s underlying business that might otherwise be obscured due to quarterly and annual non-cash earnings fluctuations associated with fuel-price derivative contracts;

•	The non-cash, mark-to-market adjustments on derivative instruments are difficult to forecast accurately, making comparisons across historical and future quarters and years difficult to evaluate;

•	The termination of derivative instruments during the first quarter of 2005 was a non-recurring event effected by the Company’s former parent company as part of the process of preparing the Company for its initial public offering; and

•	The conversion of restricted stock units and stock options was a non-recurring event resulting from the need to convert the equity incentives held by the Company’s employees so that they were exercisable following the initial public offering for Company common stock instead of for common stock of the Company’s former parent.
For the same reasons, Wright Express believes that adjusted net income may also be useful to investors as one means of evaluating the Company’s performance. However, because adjusted net income is a non-GAAP measure, it should not be considered as a substitute for, or superior to, net income, operating income or cash flows from operating activities as determined in accordance with GAAP. In addition, adjusted net income as used by Wright Express may not be comparable to similarly titled measures employed by other companies.